Exhibit A

AIRPLANES GROUP SUCCESSFULLY COMPLETES SOLICITATION OF
CONSENTS

____________________

New York, September 22, 2003

Airplanes Limited and Airplanes U.S. Trust have successfully completed a solicitation of consents from noteholders as previously announced in their Consent Solicitation Statement dated September 5, 2003.

Valid and binding consents to the proposed amendments have been received from holders representing 78% of the aggregate principal amount of the outstanding certificates, and the E class notes as of the record date. Airplanes Group expects that the supplemental indentures will be executed and the amendments will become effective on or around September 23, 2003.

For further information about Airplanes Group, please contact: Aengus Kelly or Gerry Hastings of Airplanes Group's Administrative Agent at tel: 31 20 655 9655 or 353 61 723600, respectively or visit our website at http://www.airplanes-group.com.

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